                                                                    EXHIBIT 99.2

                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


Pursuant to Section 1350 of Title 18 of the United States Code, I, Ken Bradley, the Chief Financial Officer of CityXpress Corp. (the "Corporation"), hereby certify that:

(1) I have reviewed the Annual Report on Form 10-KSB of the Corporation (the "Report") [to which this statement is an Exhibit];

(2) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.


         /s/ Ken Bradley
--------------------------
Name: Ken Bradley
Title: Chief Financial Officer of CityXpress Corp.

Dated: October 10, 2002